Exhibit 10.1

AMENDMENT AGREEMENT

This Amendment Agreement (this "Amendment") is dated as of August 21, 2007, by and among Carrington Laboratories, Inc., a Texas corporation (the "Company"), and the purchaser identified on the signature page hereof (the "Purchaser"), and amends that certain Securities Purchase Agreement, dated as of April 25, 2007 (the "Agreement"), by and among the Company and the purchasers identified on the signature page thereof (the "Buyers") and the Transaction Documents (as defined in the Agreement). Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Agreement.

RECITALS

A.     The parties desire to amend the Agreement and the Transaction Documents through this Amendment to (i) add the Series D-3 Warrant as a closing delivery for the Second Closing (the "Series D-3 Warrant"), (ii) amend the definition of Excluded Stock so that it includes the Securities issued pursuant to the Agreement and the Transaction Documents, (iii) fix the conversion or exercise price, as the case may be, to $0.80 (instead of $1.125) for each of the Debentures to be issued in the Second Closing (the "Second Closing Debentures"), Series D-2 Warrants and the Series E-2 Warrants, (iv) amend and restate the Series D-2 Warrants issued to the Purchasers pursuant to the Agreement at the Initial Closing (the "Original D-2 Warrants") for Series D-2 Warrants in the form attached hereto as Exhibit A (the "Amended D-2 Warrants"); and (v) make such other amendments reflected in this Amendment.

B.     In connection with the issuance of Series D-3 Warrants at the Second Closing, each Purchaser wishes to receive, and the Company wishes to issue, upon the terms and conditions stated in the Agreement as amended by this Amendment, Series D-3 Warrants to acquire up to that number of additional shares of Common Stock as follows: (i) Rockmore Investment Master Fund Ltd. - 625,000, (ii) Castlerigg Master Investments Ltd. - 781,250, (iii) Iroquois Master Fund Ltd - 468,750, (iv) CAMHZN Master LDC - 78,125 and (v) CAMOFI Master LDC - 546,875, at an exercise price of $0.80 per share of Common Stock, in accordance with the terms and subject to the conditions of the Series D-3 Warrants and the Agreement as amended by this Amendment.

C.     Concurrently herewith, the Company has also requested that the other Buyers enter into Amendments in form and substance identical to this Amendment (the "Other Amendments", and together with this Amendment, the "Amendments").

D.     The exchange of the Original D-2 Warrants for the Amended D-2 Warrants is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.     Amendments to Transaction Documents. Upon the Effective Date, the Transaction Documents are hereby amended as follows:

(a)     The definition of "Excluded Stock" in Section 1.1 of the Agreement is amended by adding the following to the end of such definition: "or (E) the Securities issued or to be issued pursuant to this Agreement and the Transaction Documents." For the avoidance of doubt, all Securities and Underlying Shares issued to the Purchasers (as such terms are defined in the Agreement as amended hereby) shall be considered Excluded Stock.

(b)     All references to "Excluded Stock" in the Transaction Documents are hereby amended and restated as the Excluded Stock as amended by the Amendments.

(c)     All references to the Agreement in the Transaction Documents are hereby amended and restated as the Agreement as amended by the Amendments.

(d)     The definition of "Series D Warrant" in the Transaction Documents is amended for all purposes to include the Series D-3 Warrants, in substantially the form attached hereto as Exhibit D-3.

(e)     Section 2.4(a) of the Agreement is amended by adding the following additional Subsection (vi) immediately after subsection (v): "; and (vi) an original Series D-3 Warrant, duly executed by the Company, registered in the name of such Purchaser."

(f)     Section 5.3(a) of the Agreement is amended by adding the following to the end of such Section: "; provided, however, that for the sole purpose of the Second Closing, the Schedules to the Agreement shall be amended in accordance with Annex A to reflect disclosure updates since the time of the First Closing."

(g)     The initial Conversion Price (as such term is defined in the Second Closing Debentures) of the Second Closing Debentures shall be $0.80.

(h)     The initial Exercise Price (as such term is defined in the Series E-2 Warrants) of the Series E-2 Warrants shall be $0.80.

(i)     The Exercise Price of the Amended D-2 Warrants shall be $0.80 and the aggregate number of Warrants Shares initially issuable upon exercise of the Amended D-2 Warrants shall be 3,394,930 Warrant Shares (collectively, the "Amended Warrant Shares"). Each Purchaser will receive an Amended Series D-2 Warrant exercisable into such number of Amended Warrant Shares as follows: (i) Rockmore Investment Master Fund Ltd. - 848,733 Amended Warrant Shares, (ii) Castlerigg Master Investments Ltd. - 1,060,916 Amended Warrant Shares, (iii) Iroquois Master Fund Ltd - 636,549 Amended Warrant Shares, (iv) Camhzn Master LDC - 106,091 Amended Warrant Shares and (v) CAMOFI Master LDC - 742,641 Amended Warrant Shares. Upon the issuance by the Company of the Amended D-2 Warrants reflecting the above terms in exchange for the Original D-2 Warrants in the Second Closing, the Original D-2 Warrants shall be cancelled. Each Purchaser shall promptly return its respective terminated Original D-2 Warrant to the Company following the Second Closing.

2.     Full Force and Effect. The Company hereby confirms and agrees that, except as amended in accordance with Section 1 above, the Agreement, the Securities and each other Transaction Document is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

3.     Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the Original D-2 Warrants (including the corresponding Warrant Shares issuable upon exercise of such Original D-2 Warrants) and Amended D-2 Warrants (including the corresponding Warrant Shares issuable upon exercise of such Amended D-2 Warrant Shares) may be tacked onto the holding period of the Original D-2 Warrants, and the Company agrees not to take a position contrary to this Section 3.

4.     Effective Date. Upon execution of Amendments by the Company and Buyers holding Debentures representing more than 50% of the outstanding aggregate principal amount of all Debentures (the "Effective Date"), this Amendment shall become effective as of April 25, 2007.

5.     Fees and Expenses. The Company shall pay or cause to be paid all reasonable legal fees and expenses of counsel for the Purchaser incurred in connection with the execution and delivery of the Amendments. Except as otherwise set forth in this Amendment and the Transaction Documents, each party to this Amendment shall bear its own expenses in connection with transactions contemplated hereby.

6.     Company's Representation. The Company hereby represents, warrants and covenants to each Purchaser that no brokerage or finder's fees or commissions or any other additional consideration are or will be payable by the Company to Dawson James Securities, Inc. as a result of the amendments to, and restatements of, the terms and conditions of the Original Series D-2 Warrants or their related exchange for the Amended D-2 Warrants pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended, as contemplated by this Amendment.

7.     Independent Nature of Purchaser's Obligations and Rights. The obligations of the Purchaser under this Amendment or any other Transaction Document are several and not joint with the obligations of any other Buyer, and the Purchaser shall not be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document or Other Amendment. Nothing contained herein or in this Amendment, any Other Amendment or any other Transaction Document, and no action taken by the Purchaser pursuant hereto, shall be deemed to constitute the Purchaser and other Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchaser and other Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Amendment, any Other Amendment or any other Transaction Document and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Amendment, any Other Amendment and any other Transaction Document. The Company and the Purchaser confirm that the Purchaser has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Amendment, any Other Amendment or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

8.     Acknowledgement. The parties hereto agree and acknowledge that the issuance and delivery of the Amended D-2 Warrants is being made solely in connection with the amendment of terms of the securities issued in the First Closing in dispute prior to the date of this Amendment without the payment of any additional consideration by the Purchaser and such issuance is not being made in connection with the issuance of securities in the Second Closing.

9.     No Third Party Beneficiaries. This Amendment is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

10.     Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

11.      Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that suchsuit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AMENDMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

COMPANY:
CARRINGTON LABORATORIES, INC.
By:____________________________________ Name: Title:

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

PURCHASER:
_______________________________________
By:____________________________________ Name: Title:

Exhibit A

Form of Amended D-2 Warrant

[to be attached]